VENABLE LLP			Exhibit 5.1
	750 E. PRATT STREET	SUITE 900	BALTIMORE, MD 21202
	T 410.244.7400	F 410.244.7742	www.Venable.com

May 3, 2021

Pebblebrook Hotel Trust
4747 Bethesda Avenue, Suite 1100
Bethesda, Maryland

Re:    Registration Statement on Form S-3 (File No. 333-236577)

Ladies and Gentlemen:

We have served as Maryland counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to the offer and sale from time to time of common shares (the “Shares”) of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company having an aggregate offering price of up to $200,000,000, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Common Shares are to be sold pursuant to the ATM Equity Offering Sales Agreement, dated as of April 29, 2021 (the “ATM Sales Agreement”), by and among the Company, Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Partnership”), BofA Securities, Inc., BMO Capital Markets Corp, BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC as sales agents, forward sellers (except in the case of BTIG, LLC, Capital One Securities, Inc., Regions Securities LLC and SMBC Nikko Securities America, Inc.), and/or principals (in any such capacity, each, an “Agent,” and collectively, the “Agents”) and Bank of America, N.A., Raymond James & Associates, Inc. and Bank of America, N.A., Bank of Montreal, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Jefferies LLC, Raymond James & Associates, Inc., The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;
2.    The Prospectus Supplement, dated as of April 29, 2021, filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act;

VENABLE LLP

Pebblebrook Hotel Trust
May 3, 2021

3.    The Declaration of Trust of the Company, as amended and supplemented (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.    The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.    Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to, among other matters, the authorization of (a) the sale and issuance, as applicable, of the Shares, registration of the Shares and the delegation to a pricing committee of the Board of Trustees (the “Pricing Committee”) and (b) the issuance of the outstanding Common Shares, certified as of the date hereof by an officer of the Company;

7.    The ATM Sales Agreement;

8.    A certificate executed by an officer of the Company, dated as of the date hereof; and

9.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

VENABLE LLP

Pebblebrook Hotel Trust
May 3, 2021

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.    The Shares will not be or have not been, as applicable, issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Declaration of Trust.

6.    Upon the issuance and/or sale of any of the Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

7.    Prior to the issuance of any of the Shares to be issued pursuant to the ATM Sales Agreement, the price and certain other terms of issuance of such Shares will be authorized and approved by the Board of Trustees or the Pricing Committee in accordance with the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Trust Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    Upon completion of all Trust Proceedings relating to the Shares, the issuance of the Shares has been duly authorized and, when and if delivered against payment therefor in accordance with the ATM Sales Agreement, any Confirmation or Terms Agreement (each as defined in the ATM Sales Agreement), as applicable, the Registration Statement, the
Prospectus Supplement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities

VENABLE LLP

Pebblebrook Hotel Trust
May 3, 2021

laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that the ATM Sales Agreement provides that it shall be governed by the law of a jurisdiction other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP